EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Perma-Fix Environmental Services, Inc.
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-158472, 333-115061, 33-85118, 333-14513, 333-43149, 333-70676, and 333-87437) and Form S-8 (No. 333-153086, 333-124668, 333-110995, 333-80580, 333-17899, 333-25835, and 333-76024) of Perma-Fix Environmental Services, Inc. and subsidiaries (the “Company”) of our report dated March 22, 2013, except for Note 1A, as to which the date is December 12, 2013, relating to the consolidated financial statements and financial statement schedule, and our report dated March 22, 2013, except as to the effect of the material weakness, which is dated December 12, 2013, relating to the effectiveness of the Company’s internal control over financial reporting appearing in the Company’s Amendment No. 1 to its Annual Report on Form 10-K/A for the year ended December 31, 2012.  Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2012.

/s/BDO USA, LLP

Atlanta, Georgia
December 12, 2013